UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO
SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 3, 2013

Whitestone REIT
(Exact Name of Registrant as Specified in Charter)

Maryland	000-34855	76-0594970
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2600 South Gessner, Suite 500, Houston, Texas	77063
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (713) 827-9595

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On November 26, 2013, Whitestone REIT, a Maryland real estate investment trust (the “Company”), operating through its subsidiary, Whitestone Industrial-Office LLC (the “Borrower”), entered into a loan agreement (the “Loan Agreement”) with Jackson National Life Insurance Company (the “Lender”) for a mortgage loan in the principal amount of $37,000,000 (the “Loan”).

The Loan provides for a fixed interest rate of 3.76% per annum. Payments commence on January 1, 2014 and are due on the first day of each calendar month thereafter through December 1, 2020. Monthly payments consist of principal and interest based on a 25-year amortization schedule. The Loan may be prepaid, in full but not in part, after November 30, 2015, upon written notice to the Lender and the payment of a prepayment premium equal to the greater of (i) one percent (1%) of the outstanding principal balance of the Loan at the time of prepayment or (ii) the present value of the Loan at the time of prepayment of all future principal and interest payments beginning with the next payment due on the month following the payoff date, including any balloon payments assuming payment in accordance with the repayment terms set forth in the loan documents. No prepayment premium is required for prepayments in full made on or after September 1, 2020.

The Loan is a non-recourse loan secured by nine of the Company’s properties, including their related equipment, fixtures, personal property and other assets, and a limited carve-out guarantee by the Company’s operating partnership.

The loan documents contain customary terms and conditions, including, without limitation, affirmative and negative covenants, such as information reporting and insurance requirements. The loan documents also contain customary events of default, including defaults in the payment of principal or interest, defaults in compliance with the covenants and bankruptcy or other insolvency events. Upon the occurrence of an event of default, the Lender is entitled to accelerate all obligations of the Borrower. The Lender will also be entitled to receive the entire unpaid principal balance at a default rate.

A portion of the Loan proceeds were used to pay off the Borrower’s existing $23.0 million floating rate loan that matured on December 1, 2013, which loan was described in the Current Report on Form 8-K filed by the Company on October 9, 2008. The remainder of the proceeds will be used to pay off approximately $10.1 million of the Company’s fixed rate indebtedness maturing in 2014.

The foregoing description of the terms of the loan documents does not purport to be complete and is qualified in its entirety by reference to the full text of the Loan Agreement and Fixed Rate Promissory Note, which are filed as Exhibits 10.1 and 10.2, respectively, hereto and are incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure contained in Item 1.01 above is incorporated in this Item 2.03 by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Loan Agreement, dated November 26, 2013, by and between Whitestone Industrial-Office LLC and Jackson National Life Insurance Company.
10.2	Fixed Rate Promissory Note by Whitestone Industrial-Office LLC to Jackson National Life Insurance Company, dated November 26, 2013.
99.1	Whitestone REIT Press Release, dated November 26, 2013.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Whitestone REIT

Date:	December 3, 2013	By: /s/ David K. Holeman
Name: David K. Holeman Title: Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Loan Agreement, dated November 26, 2013, by and between Whitestone Industrial-Office LLC and Jackson National Life Insurance Company.
10.2	Fixed Rate Promissory Note by Whitestone Industrial-Office LLC to Jackson National Life Insurance Company, dated November 26, 2013.
99.1	Whitestone REIT Press Release, dated November 26, 2013.